EXHIBIT 99.1
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FOR IMMEDIATE RELEASE:     October 1, 2003

CONTACT:                   Kevin Hardy
                           Chief Financial Officer
                           SOS Staffing Services, Inc.
                           801-484-4400

       SOS STAFFING SERVICES, INC. ANNOUNCES RESIGNATION OF BOARD MEMBER


SALT LAKE CITY, UTAH--SOS Staffing Services, Inc., (the "Company") (NASDAQ/SmallCap: SOSS), a Utah Corporation, announced that Jack Henry is resigning as a member of its Board of Directors to pursue other business opportunities which would affect his status as an independent director. The resignation was effective September 30, 2003.

JoAnn Wagner, Chairman of the Board, stated, "We wish to publicly thank and express our appreciation to Mr. Henry for his contribution to the Company since joining the board in April 2001. His advice and counsel have been invaluable during a critical time for the Company."

Mr. Henry had no disagreements with the Company or management and voted for and supports the previously announced merger of the Company with Hire Calling.

SOS  Staffing  Services,   Inc.  is  a  provider  of  commercial   staffing  and
employment-related services, operating through a network of approximately 75 offices in 13 states.


IMPORTANT NOTE:
Statements in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements include, without limitation, earnings projections. Each such statement encompasses the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "projects," "expects," "intends," "believes," "anticipates," "likely," "hopes" and other words of similar meaning also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers are cautioned that all forward-looking statements involve risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those anticipated in such statements including, without limitation, the Company's ability to attract and retain the staff, temporary and other employees needed to implement the Company's business plan and to meet customer needs, economic fluctuations, existing and emerging competition, changes in demand for the Company's services, availability of workers' compensation insurance, and the ability of the Company to obtain adequate financing to fund operations. Risk factors, cautionary statements and other conditions, including economic, competitive, governmental and technology factors, that could cause actual results to differ from the Company's current expectations are discussed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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